                                                                    EXHIBIT 3.25
                               FOR EXAMINATION
                               DATE:  8-14-87
                                     ----------
                               DATE: __________


                           ARTICLES OF INCORPORATION
                           -------------------------
                                      OF
                                      --
                          MERCY DIALYSIS CENTER, INC.
                          ---------------------------

     The undersigned natural person over the age of eighteen (18) years, for the purpose of forming a corporation under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, does hereby adopt the following Articles of Incorporation for such corporation.

                               ARTICLE I - NAME
                               ----------------

     The name of the corporation shall be:


                          MERCY DIALYSIS CENTER, INC.
                          ---------------------------

                       ARTICLE II - PERIOD OF EXISTENCE
                       --------------------------------

     The period of existence of the corporation shall be perpetual.


                            ARTICLE III - PURPOSES
                            ----------------------

     The purposes for which this corporation is organized are to engage in any lawful activity permitted by the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes.


                          ARTICLE IV - CAPITAL STOCK
                          --------------------------

     The aggregate number of shares of capital stock which this corporation shall have authority to issue is two thousand eight hundred (2,800) shares, consisting of one (1) class only, designated as "Common Stock," without par value. Each authorized, issued, and outstanding share shall be entitled to one vote.


                         ARTICLE V - PREEMPTIVE RIGHTS
                         -----------------------------

     No holder of Common Stock shall be entitled as a matter of right to subscribe for, purchase or receive any part of any issue of additional stock or shall have any preemptive right to subscribe for or purchase the same.

                            ARTICLE VI - DIRECTORS
                            ----------------------

     The number of directors constituting the initial Board of Directors shall be five (5). Thereafter, the number of directors constituting the Board of Directors shall be such number as fixed by or in the manner provided in the Bylaws of this corporation.

     The initial members of the Board of Directors shall be:

               Ram Rao, M.D.
               Paul Balter, M.D.
               Michael J. Carbon, M.D.
               Arthur M. Morris, M.D.
               Craig W. Moore

     The directors shall hold office until the first annual meeting of shareholders at which time successors shall be elected as provided in the Bylaws.


                            ARTICLE VII - OFFICERS
                            ----------------------

     The officers of the corporation, the number thereof, duties and manner of election shall be as provided in the Bylaws of this corporation.


                           ARTICLE VIII - AMENDMENT
                           ------------------------

     The Articles of Incorporation of this corporation may be amended in the manner authorized by law at the time of such amendment.


                   ARTICLE IX - REGISTERED OFFICE AND AGENT
                   ----------------------------------------

     The address of the initial registered office of the corporation is:


                         411 East Wisconsin Avenue
                         Milwaukee, Wisconsin  53202

and the name of the initial registered agent at such address is:

                         Paul W. Seidenstricker

                           ARTICLE X - INCORPORATOR
                           ------------------------

     The name and address of the incorporator is:

                              Paul W. Seidenstricker
                              411 East Wisconsin Avenue
                              Milwaukee, Wisconsin  53202

     Executed in duplicate this 10th day of August, 1987.

                              /s/ Paul W. Seidenstricker
                              ---------------------------------------
                              Paul W. Seidenstricker

STATE OF WISCONSIN )
                   ) SS
MILWAUKEE COUNTY   )

     Personally came before me this 10th day of August, 1987, the above-named, Paul W. Seidenstricker, to me known to be the person who executed the foregoing instrument and acknowledged the same.

                                     /s/ Lynn F. McCauseland
                              ---------------------------------------
                              Notary Public State of Wisconsin
                              My Commission: Expires 8-21-88
                                             ------------------------

This Instrument Was Drafted By:

Paul W. Seidenstricker, Attorney at Law
von Briesen & Purtell, S.C.
411 East Wisconsin Avenue
Suite 700
Milwaukee, Wisconsin  53202
(414) 276-1122

Return to:

von Briesen & Purtell, S.C.
411 East Wisconsin Avenue
Suite 700
Milwaukee, WI  53202

                                                            [STAMP APPEARS HERE]

                JOINT CONSENT OF SHAREHOLDERS AND DIRECTORS OF
                       WEST SUBURBAN KIDNEY CENTER, S.C.
                              IN LIEU OF MEETING
                              ------------------

     The undersigned, being all of the Directors and Shareholders of the above-captioned corporation (the "Corporation"), do hereby authorize and consent in lieu of meeting to the adoption of the following resolutions:

     RESOLVED, that Article One of the Articles of Incorporation is hereby amended to read as follows: The name of the Corporation is WSKC Dialysis Services, Inc.

     RESOLVED, that the proper officers of the Corporation are hereby authorized and directed to take the necessary steps to change the Corporation's name in accordance with the foregoing resolution.

     RESOLVED, that Article Four of the Corporation's Articles of Incorporation is hereby amended to read as follows;

"The purpose or purposes for which the corporation is organized are:

To maintain and conduct any and every kind of sales, distribution, leasing, investment, and service business; to manufacture, process, fabricate, rebuild, service, invest in, purchase, sell, lease or otherwise dispose of and generally deal in and with raw materials, products, wares, goods, merchandise and real and personal property, both tangible and intangible, of every kind and description; to make investments of every kind and nature; and to provide services of every kind and character. To acquire, own, use, convey and otherwise dispose of and deal in real property."

     RESOLVED, that the first sentence of Section 1 of Article I of the Corporation's By-Laws is hereby amended to read as follows:

     "The corporation shall hold an annual meeting of its stockholders for the election of directors and for the transaction of general business at such place as may be designated by the Board of Directors at 3:00 p.m., on the second Saturday in October of each year, if not a legal holiday, and if a legal holiday, then on the first day following which is not a legal holiday."

     RESOLVED, that Section 7 of Article I of the Corporation's By-Laws shall be revised to read as follows:

     "SECTION 7.  Proxies.  Any stockholder entitled to vote at a meeting of
     ----------   -------
stockholders may vote either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney-in-fact."

     RESOLVED, that Section 2 of Article II of the Corporation's By-Laws shall be revised to read as follows:

     "SECTION 2.  Number.  The number of directors shall be six (6). The number
     ----------   ------
of directors may be increased or decreased from time to time by the amendment of this section, but no decrease shall have the effect of shortening the term of any incumbent director. The directors need not be stockholders."

     RESOLVED, that the third sentence of Section 1 of Article V of the Corporation's By-Laws shall be revised to read as follows: "None of the officers need be directors."

     RESOLVED, that Section 6 of Article VI of the Corporation's By-Laws is hereby amended to read as follows: "The fiscal year of the corporation shall end on the last day of September."

     RESOLVED, that the agreement between the Corporation and its shareholders entitled "Termination of Stock Purchase Agreement and Amendment of Agreement for Sale of Stock" is hereby approved and the proper officers of the Corporation are hereby authorized and directed to execute such agreement on behalf of the Corporation and to take such actions as shall be necessary and appropriate for the Corporation to perform its obligations thereunder.

Dated:      September 29    , 1995
        --------------------


/s/ Paul Balter                               /s/ Michael J. Carbon
------------------------------                ------------------------------
Paul Balter, M.D.                             Michael J. Carbon, M.D.


/s/ G. Dunea                                  /s/ A. Gupta
------------------------------                ------------------------------
George Dunea, M.D.                            Ashutosh Gupta, M.D.


/s/ Arthur M Morris                           /s/ Douglas G. Mufuka
------------------------------                ------------------------------
Arthur Morris, M.D.                           Douglas G. Mufuka, M.D.


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